Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Connect Biopharma Holdings Limited of our report dated March 31, 2022 relating to the financial statements, which appears in Connect Biopharma Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

July 1, 2022

1